UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A

Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
October 12, 2017
__________________________

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification No.
001-09057	WEC ENERGY GROUP, INC.	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

EXPLANATORY NOTE

On October 12, 2017, WEC Energy Group, Inc. (the “Company”) filed a Current Report on Form 8‑K (the “Original 8‑K”) to report that Allen L. Leverett, Chief Executive Officer of the Company, had been hospitalized and was receiving medical treatment for a stroke and that Gale E. Klappa had been appointed to act as Chief Executive Officer on an interim basis. The Company is filing this Amendment No. 1 on Form 8‑K/A to amend the Original 8‑K to update the status of Mr. Leverett’s recovery and rehabilitation work and to reaffirm Mr. Klappa’s appointment. Except for the foregoing, this Amendment No. 1 does not amend the Original 8‑K in any way and does not modify or update any other disclosures contained in the Original 8‑K. Accordingly, this Amendment No. 1 should be read in conjunction with the Original 8‑K.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As reported in the Company’s most recent Quarterly Report on Form 10-Q, filed on November 3, 2017, and subsequent to the filing of the Original 8‑K, Mr. Leverett has been released from the hospital and continues to make progress in his recovery and rehabilitation work. Among other activities, Mr. Leverett is engaged in speech therapy at a leading stroke rehabilitation center. No specific timetable has been established for his return to his duties at the Company.

As reported in the Original 8‑K, on October 12, 2017, the Board of Directors of the Company appointed Mr. Klappa to act as Chief Executive Officer until such time as Mr. Leverett is able to re-assume those responsibilities. On November 9, 2017, the Board of Directors re-affirmed that Mr. Klappa will serve on a full-time basis as Chairman of the Board of Directors and Chief Executive Officer of the Company while Mr. Leverett continues to recover from the effects of the stroke he suffered.

Mr. Klappa’s compensation arrangement for his responsibilities as Chief Executive Officer has not yet been determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEC ENERGY GROUP, INC.
(Registrant)

/s/Susan H. Martin
Date: November 13, 2017	Susan H. Martin – Executive Vice President, General Counsel and Corporate Secretary

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